EXHIBIT 99.1

Eamonn Hobbs Appointed President & CEO of Delcath Systems, Inc.

NEW YORK – July 6, 2009 – Delcath Systems, Inc. (Nasdaq: DCTH), a medical technology company testing its proprietary treatment method for primary and metastatic cancers to the liver, announced today that Eamonn P. Hobbs, 51, a member of the Delcath Board of Directors since October 2008, has been appointed President and CEO of the Company.  Mr. Hobbs succeeds Richard Taney who has led the company since December 2006 and will continue to serve on the Company’s Board of Directors.

Mr. Hobbs has over 25 years of experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries.  From 1988 until earlier this year, Mr. Hobbs was President and CEO of AngioDynamics, Inc. (Nasdaq: ANGO).  As a co-founder, he built AngioDynamics into a leading medical technology company with an international market presence and a highly diverse product line. Throughout his tenure at AngioDynamics, Mr. Hobbs led the Company's efforts in marketing, strategic planning, product development, and general management.  In 2004, AngioDynamics was spun off from E-Z-EM, Inc., a healthcare company focused on diagnostic technologies, where Mr. Hobbs served as Senior Vice-President since 1988.

Before his involvement with these companies, Mr. Hobbs was the Director of Marketing and Product Development at NAMIC, Founder, President and CEO of Hobbs Medical, Inc., and a Product Development Engineer at Cook Incorporated.  He received a Bachelor of Science in Plastics Engineering with a Biomaterials emphasis at the University of Massachusetts in 1980. In addition, Mr. Hobbs was elected to and currently serves on the Board of Directors of the Society of Interventional Radiology and as Vice Chairman of the Medical Device Manufacturers Association.

Commenting on his new position at Delcath, Mr. Hobbs stated, “I am delighted to be leading Delcath during this exciting time in our development.  Richard has done an exceptional job leading the Company over the past two-plus years and I look forward to building on recent achievements.  The promise of our drug delivery platform and its unique position in the interventional oncology space offers the opportunity to address a large and growing unmet medical need.  I look forward to completing our Phase III clinical trials and submitting for FDA approval in a timely manner.  At the same time, we will focus on expanding our presence and relationships within the medical community and look forward to delivering this exciting treatment modality to oncology patients worldwide.”
“Eamonn is a proven leader with extensive experience in all aspects of medical device commercialization and the entire Board feels that he is the best person to lead our Company through the next phase of our development,” added Dr. Harold Koplewicz, Chairman of Delcath’s Board of Directors.

Commenting on this transition, Mr. Taney stated, “The Delcath management team and our Board of Directors are very proud of the tremendous progress our Company has made over the past two and a half years.  As we approach completion of our pivotal Phase III trial, we are increasingly shifting our focus towards the commercialization of our technology.  I look forward to working with Eamonn during this transition and to my continued involvement as a committed member of our Board of Directors.”

About Delcath Systems, Inc.

Delcath Systems, Inc. is a medical device company specializing in cancer treatment.  The Company is testing a proprietary, patented drug delivery system for the treatment of liver cancers. Delcath's novel drug delivery platform is testing the delivery of ultra-high doses of anti-cancer drugs to the liver while preventing these high doses of drug from entering the patient's bloodstream. The Company is currently enrolling patients in Phase III and Phase II clinical studies for the treatment of liver cancers using high doses of melphalan. The Company's intellectual property portfolio consists of twenty-seven patents on a worldwide basis including the U.S., Europe, Asia and Canada. For more information, please visit the Company's website at www.delcath.com.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.